UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 18, 2011

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 18, 2011, Callidus Software Inc. completed the repurchase of $20 million aggregate principal amount of its 4.75% Convertible Senior Notes due 2016 at an aggregate purchase price of approximately $18.3 million through privately negotiated transactions.  After giving effect to the repurchase, $60.5 million aggregate principal amount of the Senior Notes remain outstanding. Callidus issued a press release relating to the repurchase on the date hereof, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1            Press Release of Callidus Software Inc. dated August 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2011	CALLIDUS SOFTWARE INC.

	By:	/s/ Ronald J. Fior

Ronald J. Fior

Senior Vice President, Finance and Operations and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Callidus Software Inc. dated August 18, 2011